Exhibit 23.1




                     Consent of Independent Auditors



The Board of Directors of
Union Carbide Corporation



We consent to the incorporation by reference in this Registration Statement on Form S-8 of Union Carbide Corporation of our reports on Union Carbide Corporation included and incorporated by reference in the Annual Report on Form 10-K of Union Carbide Corporation for the year ended December 31, 1997.




                                          /s/ KPMG LLP



Stamford, Connecticut
March 8, 1999